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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 28, 2000

                          TEXTRON FINANCIAL CORPORATION
             (Exact name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                  -------------
                            (Commission File Number)

                                   05-6008768
                        (IRS Employer Identification No.)

    40 Westminster Street, P.O. Box 6687, Providence, Rhode Island 02940-6687
               (Address of Principal Executive Offices)            (Zip Code)

                                 (401) 621-4200
              (Registrant's Telephone Number, Including Area Code)

                 -----------------------------------------------

         (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

On June 28, 2000, Textron Financial Corporation (the "Corporation") authorized the sale of and established the terms of up to $1,125,000,000 in aggregate principal amount of its Medium-Term Notes, Series E, Due Nine Months or More From Date of Issue (collectively, the "Notes"), under its shelf registration statement on Form S-3 (Registration Statement No. 333-88509) (the "Registration Statement"). The Notes, which may be offered from time to time, will be due nine months or more from the date of issue and will bear interest at fixed or floating rates or at no interest. The Notes may be offered by one or more of the Corporation's Agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., Chase Securities Inc., Deutsche Bank Securities Inc., FleetBoston Robertson Stephens Inc., First Union Securities, Inc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and UBS Warburg LLC. By filing this Current Report on Form 8-K, the Corporation is incorporating by reference into the above-referenced Registration Statement the information contained herein.

Item 7.  Financial Statements and Exhibits.

(c)    Exhibits.

       1.1 Distribution Agreement, dated June 28, 2000, among the Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, Banc One Capital Markets, Inc., Barclays Capital Inc., Chase Securities Inc., Deutsche Bank Securities Inc., FleetBoston Robertson Stephens Inc., First Union Securities, Inc., J.P. Morgan Securities Inc., Salomon Smith Barney Inc. and UBS Warburg LLC.

       4.1 Specimen certificate for the Medium-Term Notes, Series E, Due Nine Months or More From Date of Issue.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        TEXTRON FINANCIAL CORPORATION


Dated: June 30, 2000                    By:  /s/ Brian F. Lynn
                                        ---------------------------------------
                                        Name:    Brian F. Lynn
                                        Title:   Vice President and Treasurer


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